UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

Osteotech, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-19278	13-3357370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey	07724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 542-2800

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2008, the Board of Directors (the “Board”) of Osteotech, Inc. (the “Company”) adopted definitive performance measures for 2009 under the Company’s Management Performance Bonus Plan (the “Plan”). The Plan provides for the payment of cash bonuses to the Company’s officers, director-level employees and certain other employees based on the attainment by the Company of specified performance objectives.

For 2009, the performance measures are as follows: (i) EBIT and (ii) total revenues with each performance measure accounting for 40% and 60%, respectively, of the target incentive opportunity. The target incentive opportunity for 2009 for the Chief Executive Officer is 50% of his annual base salary and for each of the Company’s other executive officers is 35% of the participant’s annual base salary. In addition, to receive a payout under the EBIT or total revenue measures, the Company must achieve a minimum target level for both of the individual performance measures.

On December 18, 2009, the Board also took the following actions with respect to certain of the Company’s executive officers.

Base Salaries. The Board approved annual base salary increases for the following executive officers, effective as of January 1, 2009.

	Previous	Revised
	Annual Base	Annual Base
Name	Salary	Salary
Sam Owusu-Akyaw, President and Chief Executive Officer	$400,000	$414,000
Robert M. Wynalek, President Domestic	$264,690	$273,954
Robert W. Honneffer, Senior Vice President-Operations	$204,880	$212,051
Mark H. Burroughs, Executive Vice President and Chief	$248,400	$257,094
Financial Officer

These executive officers can elect to receive their proposed salary increases in the form of cash or in the form of restricted stock units (“RSUs”). If an executive officer elects to receive his salary increase in the form of RSUs, he will receive that number of RSUs equal to the amount of such executive officer’s proposed salary increase divided by the closing price of the Company’s common stock on December 31, 2008. These RSUs would be granted under the Company’s 2000 Stock Plan and would vest on December 31, 2009.

Restricted Stock Units. The Board awarded grants of RSUs to the following executive officers, effective December 18, 2008. The time-vested grants were awarded under the terms of the Company’s 2000 Stock Plan and the performance-based grants were awarded under the terms of the Company’s 2007 Stock Incentive Plan.

	Time-Vested	Performance-
Name	RSUs	Based RSUs
Sam Owusu-Akyaw, President and Chief Executive Officer	9,090	21,210
Robert M. Wynalek, President Domestic	4,500	10,500
Robert W. Honneffer, Senior Vice President-Operations	4,500	10,500
Mark H. Burroughs, Executive Vice President and Chief	4,500	10,500
Financial Officer

The time-vested RSUs will vest in four equal installments on December 18, 2009, 2010, 2011 and 2012.

The performance-based RSUs will vest in their entirety on December 18, 2011, subject to the satisfaction of a vesting condition linked to the Company’s earnings per share (“EPS”) for fiscal year 2009. If actual EPS for fiscal year 2009 is less than 90% of the specified EPS target (as determined by the Board), none of the RSUs will vest. For EPS results between 90% and 160% of the specified EPS target, the RSU will vest in proportion to the level of EPS achieved, with a minimum vesting percentage of 60% and a maximum vesting percentage of 150% of the total RSUs granted herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.

By:	/s/ Mark H. Burroughs
Mark H. Burroughs
Executive Vice President

Date: December 23, 2008